UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|          Preliminary Proxy Statement
|_|          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|          Definitive Proxy Statement
|_|          Definitive Additional Materials
|x|          Soliciting Material under § 240.14a-12

GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|x|          No fee required
|_|          Fee paid previously with preliminary materials.
|_|          Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Genco Shipping & Trading Limited Files Preliminary Proxy Statement

NEW YORK, April 3, 2024 – Genco Shipping & Trading Limited (NYSE: GNK) (“Genco” or the “Company”), the largest U.S. headquartered drybulk shipowner focused on the global transportation of commodities, today announced that it has filed its preliminary proxy materials with the Securities and Exchange Commission (“SEC”) in connection with its upcoming Annual Meeting of Shareholders.

In its preliminary proxy statement, the Genco Board of Directors recommends that shareholders vote for the re-election of the seven nominees currently serving on the Board – James G. Dolphin, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, Arthur L. Regan and John C. Wobensmith – at the 2024 Annual Meeting. With the re-election of all seven directors, Genco’s Board will comprise seven highly qualified individuals, all of whom bring a well-balanced skillset and significant experience in areas relevant to our business, including shipping, fleet management, commercial and technical management, as well as capital allocation management, financial reporting and M&A. In regards to the Board’s recommendation, Genco issued the following statement:

The Genco Board and management team are committed to maintaining strong corporate governance while creating long-term value for all shareholders. Our focus on enhancing our industry-leading governance practices is showcased by the recent addition of Paramita Das, a respected global business leader with vast experience in commodities markets, to Genco’s Board.

Furthermore, due to prudent and well-executed initiatives overseen by our Board in recent years, Genco is attractively positioned to advance its differentiated approach to capital allocation to drive value through drybulk shipping market cycles. We remain focused on delivering on the three pillars of our Comprehensive Value Strategy, including continuing to pay compelling quarterly dividends, reducing the Company’s financial risks through deleveraging and maximizing the Company’s ability to pursue accretive growth opportunities.

As previously disclosed, George Economou, through his entity GK Investor, LLC, has nominated two directors for election to the Board. He also submitted a proposal to repeal certain provisions of, or amendments to, Genco’s By-Laws adopted after March 28, 2023. Genco has not adopted any By-Laws provisions or amendments after March 28, 2023 and currently has no intentions to do so. Following engagement with Mr. Economou and a thorough evaluation of his nominees, the Board unanimously rejected the proposed nominations and determined that including them would neither be additive to our already strong, focused and experienced Board nor in the best interests of the Company or its shareholders. In its preliminary proxy materials, the Board also recommends that shareholders vote against Mr. Economou’s proposal because it could repeal a future amendment that the Board determines to be in Genco’s and its shareholders’ best interests, which may be in response to future events not yet known.

Genco’s preliminary proxy materials can be found here as well as on the Company’s website at https://www.gencoshipping.com/. The Company’s definitive proxy materials will be mailed to all shareholders eligible to vote at the 2024 Annual Meeting. Shareholders may receive materials, in the mail or otherwise from GK Investor. The Genco Board recommends that shareholders discard any proxy materials from GK Investor and vote using the WHITE proxy card they will receive as part of the definitive proxy materials that will be delivered by the Company.

Jefferies LLC is acting as financial advisor to Genco, and Kramer Levin Naftalis & Frankel LLP is serving as legal counsel.

About Genco Shipping & Trading Limited

Genco Shipping & Trading Limited is a U.S. based drybulk ship owning company focused on the seaborne transportation of commodities globally. We provide a full-service logistics solution to our customers utilizing our in-house commercial operating platform, as we transport key cargoes such as iron ore, grain, steel products, bauxite, cement, nickel ore among other commodities along worldwide shipping routes. Our wholly owned high quality, modern fleet of dry cargo vessels consists of the larger Capesize (major bulk) and the medium-sized Ultramax and Supramax vessels (minor bulk) enabling us to carry a wide range of cargoes. We make capital expenditures from time to time in connection with vessel acquisitions. As of April 3, 2024, Genco Shipping & Trading Limited’s fleet consists of 17 Capesize, 15 Ultramax and 12 Supramax vessels with an aggregate capacity of approximately 4,659,000 dwt and an average age of 11.8 years.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This letter contains certain forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on management’s current expectations and observations. For a discussion of factors that could cause results to differ, please see the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on form 10-K for the year ended December 31, 2023, and the Company’s reports on Form 10-Q and Form 8-K subsequently filed with the SEC. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information Regarding Proxy Solicitation

Genco intends to file a definitive proxy statement and associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Genco’s 2024 Annual Meeting of Shareholders (the “Proxy Statement”). Genco, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting of Shareholders, including John C. Wobensmith (Chief Executive Officer and President), Peter Allen (Chief Financial Officer), Joseph Adamo (Chief Accounting Officer), Jesper Christensen (Chief Commercial Officer), and Genco’s directors other than Mr. Wobensmith, namely James G. Dolphin, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan. Investors and security holders may obtain more detailed information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, under the captions “Management,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in Genco’s preliminary proxy statement for its 2024 Annual Meeting of Shareholders, filed with the SEC on April 3, 2024 (the “Preliminary Proxy Statement”), which is available here. To the extent holdings of such participants in Genco’s securities changed since the amounts described in the Preliminary Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge as described below.

Details concerning the nominees of Genco’s Board of Directors for election at the 2024 Annual Meeting of Shareholders are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PRELIMINARY PROXY STATEMENT, THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the Preliminary Proxy Statement, the Company’s definitive Proxy Statement and other relevant documents filed by Genco free of charge from the SEC’s website, www.sec.gov. Genco’s shareholders are be able to obtain, without charge, a copy of the foregoing documents and any amendments or supplements to such documents by directing a request by mail to Genco Shipping & Trading Limited, 299 Park Avenue, 12th Floor, New York, NY 10171 or from the Investors section of Genco’s website at www.gencoshipping.com.

MEDIA/INVESTOR CONTACT:

Peter Allen
Chief Financial Officer
Genco Shipping & Trading Limited
(646) 443-8550

Aaron Palash / Carleigh Roesler / Jenna Shinderman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449